CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Zevotek, Inc.

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 13, 2009, relating to the financial statements of Zevotek, Inc., which appear in the Annual Report on Form 10-K of Zevotek, Inc. for the year ended June 30, 2009 and to all references to our Firm included in this Registration Statement.

\s\ RBSM LLP

New York, NY
August 26, 2010